Movie Star, Inc., Reports Sharply Improved Financial Results for
                    Fiscal Third-Quarter and Nine-Months 2003

                   Third-Quarter EPS Soars on 25% Higher Sales

New York, New York (May 7, 2003)--Movie Star, Inc. (AMEX: MSI), today announced financial results for the fiscal third quarter and nine months of 2003, which ended March 31, 2003.

For the fiscal 2003 third quarter, net sales increased 25 percent to $16,934,000 from last year's $13,528,000. Gross margin expanded to 33.2 percent from 28.0 percent for the comparable quarter. A fivefold increase in third-quarter operating income before tax to $1,602,000 compared with last year's $301,000. Net income rose 434 percent during the quarter, reaching $961,000 from the $180,000 reported a year ago. Earnings per diluted share were $0.06 versus $0.01 in 2002's fiscal third quarter.

For the first nine months of fiscal 2003, net sales from continuing operations increased more than 13 percent to $49,403,000 compared with last fiscal year's $43,649,000. Gross margin expanded 3.1 percent to 31.5 percent from 28.4 percent in the comparable period. Operating income before taxes increased 186 percent to $3,970,000 from $1,388,000 in last year's comparable period. Net income for the nine-month period of 2003 nearly tripled, reaching $2,382,000 from $876,000 in the corresponding period a year ago. Earnings per diluted share of $0.16 compared with $0.06 for the prior-year period.

The Company  attributes the  significant  earnings  improvements  to fundamental changes instituted over the last few years that included redirected merchandising, design and sales efforts, reducing costs, enhancing operating efficiencies and improving its sourcing. Chief Executive Officer Mel Knigin stated: "We are delighted that we continue to realize the intended benefits of numerous initiatives implemented over the past few years. The cohesive effort of our talented merchandising, design and sales team has resulted in an increase in significant programs with certain customers. Better sourcing as a result of our shift to complete overseas production substantially enhanced gross margins. Moreover, consolidating our distribution facilities and reducing debt and interest expense positioned us to lever the effect of higher sales levels, culminating in impressive bottom-line growth."

Knigin continued: "We are proud to report that the $1,602,000 in pre-tax earnings reported today represents our best-performing third quarter ever. Also, due to our current backlog of orders and the current order rates that we have been experiencing, we are expecting robust year-over-year comparisons for the final quarter of the year."

MOVIE STAR, INC., produces and sells ladies sleepwear, robes, leisurewear, loungewear, panties and daywear.

CONTACT:                                     INVESTOR RELATIONS:
Movie Star, Inc.            -or-             SM Berger & Company, Inc.
Thomas Rende, CFO                            Matthew J. Dennis, CFA
(212) 684-3400                               (216) 464-6400


                                MOVIE STAR, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
               (In Thousands, Except Per-Share Amounts; Unaudited)

                                                                Three Months Ended                   Nine Months Ended
                                                                     March 31,                           March 31,
                                                               2003             2002               2003             2002
                                                          ---------------    -------------     -------------    --------------
Net sales                                                 $        16,934    $      13,528     $      49,403    $       43,649
Cost of sales                                                      11,317            9,747            33,837            31,257
                                                          ---------------    -------------     -------------    --------------
   Gross profit                                                     5,617            3,781            15,566            12,392

Selling, general and administrative expenses                        3,950            3,365            11,312            10,390
                                                          ---------------    -------------     -------------    --------------
   Operating income from continuing
        operations                                                  1,667              416             4,254             2,002

Interest income                                                        (1)               -                (3)               (2)
Interest expense                                                       66              115               287               616
                                                          ---------------    -------------     -------------    --------------
   Income from continuing operations before income taxes
                                                                    1,602              301             3,970             1,388
Income taxes                                                          641              121             1,588               555
                                                          ---------------    -------------     -------------    --------------
   Income from continuing operations                                  961              180             2,382               833
   Income from discontinued operations, net of income
      taxes                                                             -                -                 -                43
                                                          ---------------    -------------     -------------    --------------
   Net income                                             $           961    $         180     $       2,382    $          876
                                                          ===============    =============     =============    ==============

BASIC NET INCOME PER SHARE
From continuing operations                                          $ .06            $ .01             $ .16             $ .06
From discontinued operations                                            -                -                 -                 -
                                                          ---------------    -------------     -------------    --------------
Net income per share                                                $ .06            $ .01             $ .16             $ .06
                                                          ===============    =============     =============    ==============

DILUTED NET INCOME PER SHARE
From continuing operations                                          $ .06            $ .01             $ .16             $ .06
From discontinued operations                                            -                -                 -                -
                                                          ---------------    -------------     -------------    --------------
Net income per share                                                $ .06            $ .01             $ .16             $ .06
                                                          ===============    =============     =============    ==============

Basic weighted average number of shares outstanding                15,085           15,085            15,085            15,085
                                                          ===============    =============     =============    ==============
Diluted weighted average number of shares outstanding              15,476           15,087            15,217            15,118
                                                          ===============    =============     =============    ==============

                                MOVIE STAR, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                     (In Thousands, Except Number of Shares)

                                                                             March 31,              June 30,         March 31,
                                                                               2003                  2002*             2002
                                                                           ------------          -------------      -----------
                                                                           (Unaudited)                              (Unaudited)
                                    ASSETS
Current Assets
 Cash                                                                      $      160            $     215          $     258
 Receivables, net                                                              11,421                7,001              8,035
 Inventory                                                                     11,075                8,797              7,911
 Deferred income taxes                                                            492                1,842              2,226
 Prepaid expenses and other current assets                                        102                  202                 57
                                                                           ----------            ---------          ---------
        Total current assets                                                   23,250               18,057             18,487

Property, plant and equipment, net                                              1,216                1,350              1,321
Deferred income taxes                                                           2,662                2,662              2,660
Other assets                                                                      354                  337                329
                                                                           ----------            ---------          ---------

        Total assets                                                       $   27,482            $  22,406          $  22,797
                                                                           ==========            =========          =========

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Notes payable                                                            $    6,604               $4,129          $   5,107
  Current maturity of long-term liabilities                                        37                   40                 32
  Accounts payable and accrued expenses                                         4,536                4,359              3,458
                                                                           ----------            ---------          ---------
         Total current liabilities                                             11,177                8,528              8,597
                                                                           ----------            ---------          ---------

Long-term liabilities                                                             299                  254                247
                                                                           ----------            ---------          ---------

Shareholders' equity
 Common stock $.01 par value - authorized 30,000,000 shares;
    issued 17,102,000 shares in March 2003, June 2002 and March 2002
                                                                                  171                  171                171
 Additional paid-in capital                                                     4,147                4,147              4,147
 Retained earnings                                                             15,306               12,924             13,253
                                                                           ----------            ---------          ---------
                                                                               19,624               17,242             17,571

 Less: Treasury stock, at cost - 2,017,000 shares                               3,618                3,618              3,618
                                                                           ----------            ---------          ---------
         Total shareholders' equity                                            16,006               13,624             13,953
                                                                           ----------            ---------          ---------

Total liabilities and shareholders' equity                                 $   27,482            $  22,406          $  22,797
                                                                           ==========            =========          =========

*      Derived from audited financial statements

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the industry; general economic conditions; addition or loss of significant customers; the loss of key personnel; product development; competition; risks of doing business abroad; foreign government regulations;
fluctuations in foreign rates; rising costs for raw materials and the unavailability of sources of supply; the timing of orders booked; and the risk factors listed from time to time in the Company's SEC reports.